Exhibit (d)(11)(iv)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

ING MUTUAL FUNDS

OPERATING EXPENSE LIMITS

Name of Fund[1]	Maximum Operating Expense Limit (as a percentage of average net assets) Class
	A	B	C	I	O	Q	R	W
ING Asia-Pacific Real Estate Fund Initial Term Expires March 1, 2009	1.75%	2.50%	2.50%	1.50%	N/A	N/A	N/A	N/A

ING Disciplined International SmallCap Fund Initial Term Expires March 1, 2008	1.20%	1.95%	1.95%	0.95%	N/A	N/A	N/A	N/A

ING Diversified International Fund[2,3,6] Initial Term Expires March 1, 2007	0.35%	1.10%	1.10%	0.10%	N/A	N/A	0.60%	0.10%

Total Expense Limit including expenses of the underlying investment companies	1.47%	2.22%	2.22%	1.22%	N/A	N/A	1.72%	N/A

ING Emerging Countries Fund[6] Initial Term Expires March 1, 2006	2.25%	2.90%	2.90%	1.75%	N/A	2.15%	N/A	1.90%

ING Emerging Markets Fixed Income Fund Initial Term Expires March 1, 2007	1.25%	2.00%	2.00%	1.00%	N/A	N/A	N/A	N/A

ING European Real Estate Fund Initial Term Expires March 1, 2009	1.75%	2.50%	2.50%	1.50%	N/A	N/A	N/A	N/A

ING Foreign Fund[6] Initial Term Expires March 1, 2006	1.95%	2.70%	2.70%	1.60%	N/A	1.85%	N/A	1.45%

Exhibit (d)(11)(iv)

Name of Fund[1]	Maximum Operating Expense Limit (as a percentage of average net assets) Class
	A	B	C	I	O	Q	R	W
ING Global Bond Fund Initial Term Expires March 1, 2008	0.90%	1.65%	1.65%	0.61%	N/A	N/A	N/A	N/A

ING Global Natural Resources Fund [6,4] Initial Term Expires March 1, 2010	2.75%	N/A	N/A	2.50	N/A	N/A	N/A	2.50%

ING Global Real Estate Fund[6] Initial Term Expires March 1, 2007	1.75%	2.50%	2.50%	1.50%	1.75%	N/A	N/A	1.50%

ING Global Value Choice Fund[6,7] Initial Term Expires March 1, 2006	1.85%	2.50%	2.50%	1.50%	N/A	1.75%	N/A	N/A

ING Index Plus International Equity Fund[5] Term Expires March 1, 2011	1.15%	1.90%	1.90%	0.90%	1.15%	N/A	N/A	N/A

ING International Capital Appreciation Fund Initial Term Expires March 1, 2007	1.50%	2.25%	2.25%	1.25%	N/A	N/A	N/A	N/A

ING International Equity Dividend Fund[6] Initial Term Expires March 1, 2009	1.40%	2.15%	2.15%	1.15%	N/A	N/A	N/A	1.15%

ING International Growth Opportunities Fund Initial Term Expires March 1, 2006	2.75%	3.50%	3.50%	2.50%	N/A	2.75%	N/A	N/A

ING International SmallCap Fund[6] Initial Term Expires March 1, 2006	1.95%	2.60%	2.60%	1.40%	N/A	1.85%	N/A	1.60%

Exhibit (d)(11)(iv)

Name of Fund[1]	Maximum Operating Expense Limit (as a percentage of average net assets) Class
	A	B	C	I	O	Q	R	W
ING International Value Choice Fund Initial Term Expires March 1, 2006	1.70%	2.45%	2.45%	1.45%	N/A	N/A	N/A	N/A

ING International Value Opportunities Fund Initial Term Expires March 1, 2008	1.40%	2.15%	2.15%	1.15%	N/A	N/A	N/A	N/A

ING Russia Fund Initial Term Expires March 1, 2006	3.35%	4.10%	N/A	N/A	N/A	N/A	N/A	N/A

								H.E. HE

Date Last Amended: September 12, 2007

[1]	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.
[2]	The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.
[3]	The Initial Term expires March 1, 2008 for Class R for ING Diversified International Fund.
[4]	The Initial Term expires March 1, 2010 for Class I for ING Global Natural Resources Fund.
[5]	The Term for ING Index Plus International Equity Fund Class O shares effective November 9, 2007, contingent upon shareholder approval.
[6]	Class W shares effective December 17, 2007 and the Initial Term for Class W shares expires March 1, 2010.
[7]	ING Global Value Choice Fund Expense Limits will change as noted below effective January 2, 2008.

	A	B	C	I	O	Q	R	W
ING Global Value Choice Fund	1.50%	2.25%	2.25%	1.25%	N/A	1.50%	N/A	N/A

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